Exhibit 10.6

The Courier service contract of Chengtian
International Supply Chain (Shenzhen) Co., LTD

(2023 version of International Business)

Contract No. :CTGJ2023081802

No. 80 of Dongguan Post International
Delivery Code 2023

Party A: Chengtian International Supply Chain (Shenzhen) Co., LTD

Organization code: 91440300MA5F4YBUX3, legal representative: Feng Lingju

Add: 1805, Qianhai Champagne Building, No.18, West Free Trade Street, Nanshan Street, Qianhai Shenzhen-Hong Kong
Cooperation Zone, Shenzhen, China Contact Person: Ding Puzhen, Tel :

Party B: Dongguan Branch of China Post Express Logistics Co., LTD

Organization code: 91441900557283618W, legal representative: Tang Huabin

Address: No. 30, Gongye East Road, Songshan Lake High-tech Industrial Development Zone, Dongguan City

Contact person: Chen Jincheng, Tel :

In accordance with the Civil Code of the People’s Republic of China, Postal Law of the People’s Republic of China, Interim Regulations on Express Delivery, Regulations on the Administration of Articles Prohibited from Posting and Delivery, Measures for the Safety Supervision and Administration of the Postal Industry, Anti-Terrorism Law of the People’s Republic of China, and Measures of the Customs of the People’s Republic of China for the Supervision of Import and Export Postal Articles Law of the People’s Republic of China on Import and Export Animal and Plant Quarantine Measures of the Customs of the People’s Republic of China for the Control of Personal Postal Articles Sent to Hong Kong and Macao and other laws, regulations, rules and normative documents and relevant policies, systems and other provisions of the Ministry of Public Security, the National Health Commission, the National Food and Drug Administration and other government departments and Party B’s superiors, on the basis of fairness and mutual benefit, equal value and compensation, good faith and good faith, after friendly consultation, The following agreement is reached between Party A and Party B:

Article 1 Service Content

1.1 The international express delivery services provided by Party B to Party A are as follows: 1, 2, 3, 4, 5 and 8:1. International Express delivery (also known as international EMS or international Standard express delivery); 2. International Express delivery; 3, international parcel; 4, international E-mail; 5, international E fast treasure; 6, registered international bag: 7, ordinary international bag; 8, international non-mail channels: Yue Yang Bao, medium express

1.2 Door-to-door collection service: According to the agreement between the parties, Party B may assign personnel to door-to-door collection of mail at the place designated by Party A; According to the business scale and development needs of Party A, Party B may provide on-site collection service to Party A.

1.3 Door-to-door Delivery Service: Party B will deliver the mail received from Party A to the place designated by Party A, and the recipient designated by Party A (the recipient himself or the consignee designated by the recipient) will pick up the mail. (In some areas, delivery is only provided to the local postal service. For delivery abroad, the local post will deliver it according to its relevant actual delivery mode). one

1.4 insurance service

For the insurance service provided by Party B, the insurance fee shall be charged according to the actual value of the consignments and the compensation shall be made according to the damaged value of the consignments. In order to make up for losses caused by potential risks and avoid disputes between the parties, if Party A believes that the compensation paid by Party B based on Yunzhan is insufficient to make up for the actual losses of the consignments, Party A shall provide equivalent insurance services based on the actual value of the consignments. (“ Actual value “or” actual loss Refers to the cost price or loss of the delivery itself, excluding any direct, indirect loss, or loss of special business value based on the revenue, profit, practical use, market opportunity, etc. that may be obtained from the delivery.)

第 ■ 1页共18页

1.4.2 Party B shall provide insurance service for international speedpost and International Speedpost E. The insurance service fee is as follows:

The sender may choose the insurance service according to the actual conditions of the documents and articles to be mailed. The insurance fee is charged at 0.8 percent of the actual value (converted into RMB at the exchange rate of the day, up to 20,000 yuan), with a minimum charge of 1 yuan per item.

1.4.3 If the value of each piece of goods delivered by Party A exceeds the receiving and Posting limit specified in 1.4.2, Party A shall request the white Bank of Party A to split the delivered items to disperse the risk of damage or loss of all the delivered items

1.4.4 If it is impossible to split the goods delivered by Party A due to the high value of the goods delivered by Party A or its physical properties, Party A shall choose to escort the goods by itself or choose other more secure modes of transportation.

1.4.5 Except for international express mail and international E express, other services do not provide insurance and insurance services for the time being.

Party B shall not provide insurance service for the goods which cannot judge the actual value of the goods (including but not limited to the goods which cannot provide proof of value of the contents (such as currency, ancient coins, antiques, ancient paintings and calligraphy); Fragile items such as jade carvings, wood carvings and other sculpture goods; Items that are easily corroded; Cordyceps and valuable medicinal materials that water evaporates easily.).

1.4.6 Party B provides insurance services. If Party A does not choose insurance, Party A shall be deemed to have waived such rights and interests automatically.

1.4.7 If the value of the declared articles exceeds 10,000 yuan, in order to avoid possible risks or losses, Party A and Party B shall specify the delivery address based on the actual situation. The delivery address: - shall be delivered by the local postal service according to its relevant actual delivery mode.

1.4.8 Party B may provide agent insurance services for customers with large volume delivery, high value and special insurance requirements, and the premium shall be paid at /% of the value of the postal items.

Party B provides Party A with mail inquiry and business consulting services free of charge. For customers with large business volume, Party B provides Party A with active customer service, system docking and bulk collection and delivery services, except as otherwise stipulated by postal laws and regulations, policies, norms and regulations of Party B. (Party B does not provide printing services)

Article 2 Price Clause

2.1 Party B’s service tariff shall be subject to the tariff standard stipulated by Party B’s group company. If there is any need to charge other charges, the Parties shall negotiate separately.

2.2 If the mail delivered and sent by Party A is obviously light, Party B’s postage shall be charged according to the principle of the greater volume weight or actual weight. The formula for calculating volume weight is volume weight (kg)= length (cm) x width (cm) X height (cm)/ bubble coefficient.

For international speedpost service, the bubble factor is 6000 (cubic cm); The international non-mail channel business shall count the bubbles according to the bubble coefficient agreed by the channel operators. Party B will notify Party A separately of any adjustment of the bubble counting ratio.

Article 3 Settlement terms

3.1 Settlement period: Settlement and payment shall be made in accordance with the following C cycles (calculated by natural day)

A. Advance payment; B, daily settlement; C, monthly settlement.

第2页共18页

3.2 Settlement process

3.2.1 Pre-payment Process: Party A shall use the pre-payment as deduction before delivering the mails. If the pre-payment is insufficient to pay the current settlement fee, Party A shall make up the amount and then deliver the mails. The first advance payment shall be RMB/Yuan (lowercase: Y/ yuan). Party B shall, within 1 day after deducting Party A’s advance payment, send the settlement statement to Party A for verification. Party A shall, within 1 day after receiving the settlement statement, complete the verification and inform Party B of the verification result. If there is any discrepancy, both parties shall refund or make up the difference after verification. Party B shall, as required by Party A, issue a voucher to Party A in time for the deducted fees.

3.2.2 Daily settlement Process: Party B shall provide Party A with the previous day’s settlement statement before 10 am every day, and Party A shall complete the verification and inform Party B of the verification result before 12 am on the same day. Upon verification by both parties, Party B shall issue a bill to Party A, and Party A shall pay off the settlement amount before 17:00 on the same day upon receipt of the bill issued by Party B.

3.2.3 Monthly settlement process: Party B shall, before the fifth working day of each settlement cycle, provide the settlement list of the previous settlement cycle to Party A. After receiving the settlement list, Party A shall complete three days of work and verification and inform Party B of the verification result. After both parties confirm that no error is found, Party B shall issue the bill to Party A, and Party A shall pay off the settlement amount within two days after receiving the bill issued by Party B.

3.2.4 For all the above settlement methods, Party B can provide electronic reconciliation, paper reconciliation and other forms of statement for reconciliation. Party A’s electronic reconciliation email address:                         , Receipt address of paper statement: 1805 Qianhaixiang Building, No. 18 West Free Trade Street, Nanshan Street, Shenzhen-Hong Kong Cooperation Zone, Qianhai, Shenzhen, China; Contact person: Li Xiaoji, contact number:               ; Party B’s electronic reconciliation Email address: Associate person :/, contact number: 1 -, paper statement receiving address:. The wechat and QQ communication with the contacts recognized by both parties shall be deemed as valid electronic contact.

3.2.5 Specific reconciliation methods shall be provided by Party B as required by Party A. In case of any change in the reconciliation email, receiving address, contact person, telephone number and required reconciliation method of each party, Party B shall promptly inform the other party and make the change, handover and other matters.

3.2.6 If Party A fails to send back the reconciliation confirmation letter or reply to email feedback on the reconciliation results to Party B within the agreed time limit after the date on which the reconciliation confirmation sheet and the attached bill are issued by Party B (the date on which the paper statement is issued is the date on which the statement is issued by email), Party A shall be deemed to confirm that the reconciliation data provided by Party B is correct.

3.3 Method of Payment: Party A may make payment by bank transfer or check.

3.3.1 The bank account designated by Party A for payment

In order to prevent the capital risks of both parties and ensure the normal operation of the business hereunder, Party A shall strictly use the customer name account as agreed herein to transfer funds to the recipient account specified herein.

The information of Party A’s payment bank account is as follows:

Opening bank:

Account name:

Account number:

第3页共18页

3.3.2 Party B’s designated collection account

Party B shall prohibit marketing staff or account managers from directly collecting cash or using their personal accounts to collect money. If Party B’s employees ask for payment in violation of regulations, they may report them. Party A shall be responsible for any loss caused by Party A’s settlement of accounts other than those in this Agreement without Party B’s consent.

3.3.2.1 The information of Party B’s receiving bank account is as follows:

Opening bank:

Account name:

Account number:

3.4 The type of bill required by Party A is B as follows:

A. Tax invoice is not required;

B, VAT ordinary invoice.

3.5 When Party A designates a third party to pay Party B’s fees, if the third party refuses to pay or the amount of payment is insufficient, the fees payable shall be borne by Party A.

3.6 Abnormal settlement: In case of any of the following abnormal settlement circumstances, Party B may adjust preferential policies, stop receipt and delivery, unilaterally terminate this Agreement, etc., in order to reduce the risk of fund recovery, and Party B reserves the right to claim the postage and related fees from Party A under the following circumstances:

3.6.1 If Party A is in arrears of payment to Party B, Party B shall have the right to charge Party A liquidated damages at 0.5% of the arrears per day.

3.6.2 If Party A is unable to determine a cause for defaulting on all or part of the fees to Party B for more than a natural month, Party B may unilaterally adjust Party A’s preferential policies. If Party A is unable to determine the reasons for defaulting Party B on postage and related fees for more than 60 days, Party B may stop receiving and sending Party A’s mail. If Party A can timely settle the arrears within the time limit of Party B’s demand, Party B has the right to resume receiving and sending and the tariff discount hereof based on Party A’s performance.

3.6.3 If Party A’s usage amount fails to reach RMB/month for three consecutive months after the Agreement takes effect, Party B may unilaterally adjust Party A’s preferential policies.

3.6.4 If the payment method promised by Party A occurs to the bank blank refund, Party B shall have the right to terminate the cooperation and claim the liquidated damages and related mail charges from Party A in addition to the liquidated damages for delay in performance; Party A shall indemnify Party B for any loss incurred thereby.

3.7 Line of credit

For the purpose of developing a friendly and mutually beneficial cooperative relationship between Party A and Party B, based on the principles of equality, mutual benefit and good faith, Party B shall provide Party A with the line of credit as follows:

3.7.1 Purpose of the line of credit

3.7.1.1 Line of credit means the maximum amount of postal service charges that Party A can credit Party B during the validity period hereof;

3.7.1.2 Party B shall be obliged to remind Party A of the use of the Line of credit. When Party A has used the line of credit (that is, reached the maximum credit charge allowed by Party B), Party B shall have the right to suspend Party A’s postal service without liability for breach of contract, and Party A shall promptly pay the charge owed to restore the line of credit.

第4页共18页

RMB Amount: / Yuan whole (in words); ¥/ yuan (lowercase).

3.7.2 The amount of the credit line

3.7.3 other

The setting of the line of credit shall not affect the agreement of the settlement terms between the parties, and Party B shall have the right of final interpretation of the line of credit.

Article 4 Rights and obligations of both parties

4.1 Rights and obligations of Party A

4.1.1 Party A shall not send or deliver any dangerous goods with explosive, inflammable, corrosive, radioactive or toxic properties, firearms and ammunition, narcotic drugs, psychotropic substances, cash, gold and silver or any prohibited or restricted articles stipulated by national laws, regulations, competent departments of express delivery industry and other administrative departments (see Annex 1 for the guide list of prohibited Articles) : China Post Security Agreement (Responsibility) on Delivery Business)). Any legal consequences arising from illegal delivery shall be borne by Party A. Party B shall inspect the contents of the mail when receiving or Posting it according to law. If Party A refuses to inspect the mail, Party B shall refuse to accept the mail.

4.1.1.1 Party A undertakes to and truthfully declare to Party B the contents, quantity and declared value of the items to be delivered, and fill in or print out the contents of the details sheet accurately and truthfully, including but not limited to: selecting the payment method and service items, filling in the customer name, customer number, name, address and contact telephone number of the sender and recipient.

4.1.1.2 In order to ensure the normal delivery of mail and the security of communication, Party A shall strictly abide by the Security Agreement (Responsibility) of China Post Posting and Delivery Business (see Annex 1 for details).

4.1.1.3 For items whose nature cannot be identified, Party A shall submit the certificate issued by the relevant competent authority before delivery.

4.1.2 Party A shall pack the delivered mail in a way that is suitable for transportation and sufficient to protect the mail. If the package does not meet the mailing requirements, Party B shall have the right to refuse to receive or deliver the mail or provide paid packaging services.

4.1.3 In case of large quantities of postal materials, Party A shall notify Party B in advance so that Party B can make good preparation for receiving and Posting.

4.1.4 The packaging supplies, adhesive tapes, etc. provided by Party A shall comply with the national regulations on environmental protection packaging (see Annex 2: Notice on the Use of Ecological and Environmental Protection Email Packaging Materials for details); otherwise, Party A shall bear the corresponding responsibilities.

4.1.5 Party A shall settle all fees for mail delivery in a timely manner according to the settlement period agreed by both parties, and shall not delay payment, refuse payment or arbitrarily deduct from the fees owing for reasons such as claim settlement and index evaluation. Party A shall not delay payment of other undisputed amounts on the grounds that part of the amount is disputed. Party A shall settle the disputed part of the payment on the agreed payment date after verification by both parties.

4.1.6 Party A shall cooperate with Party B in regularly reviewing and spot checking the detailed list of emails and information on the website.

4.1.7 Party A shall take reasonable measures to protect Party B from the risk of claims or lawsuits filed by the recipient of the email (or relative to a third party). If Party B suffers losses due to claims or lawsuits filed by the recipient against Party B, Party A shall compensate Party B for the part exceeding the compensation standard agreed herein.

第5页共18页

4.1.8 Party A shall facilitate Party B’s work when Party B’s staff enters its residence (or workplace) for work.

4.1.9 Party A shall provide one copy of qualification documents (such as the copy of business license, organization code certificate and ID card) to Party B for retention, which is only used to prove Party A’s identity. Party A warrants that the information and qualification certification materials provided are true, accurate and detailed; otherwise, Party A shall be responsible for all liabilities arising therefrom.

4.1.10 Party A shall ensure that the mail delivered is for its own mailing needs, and it is strictly prohibited to send the mail with other customers. In case of any violation, the relevant tariff policy will be cancelled, and all losses caused thereby shall be borne by Party A.

4.1.11 If the business entity of Party A is changed due to its division or merger, the unsettled expenses shall be borne by the entity after the change. If Party A changes its name and address, it shall notify Party B in writing without delay. If Party A fails to notify Party B in time, Party B shall have nothing to do with all losses, economic liabilities and legal liabilities caused thereby.

4.1.12 Party A and Party B shall actively cooperate with postal regulatory authorities, market regulatory authorities, public security organs, national security organs, inspection and quarantine organs, customs and other law enforcement authorities in conducting spot checks, commodity inspection and supervision.

4.2 Rights and obligations of Party B

4.2.1 Party B shall have the right to inspect the postal materials submitted and posted by Party A. If the postal materials are prohibited by national laws and regulations or by the administrative department of postal industry, Party B shall refuse to accept or post them. The consequences caused by Party A’s delivery of illegal or prohibited articles shall be borne by Party A. Party A shall be liable for any loss caused to Party B. The Posting and delivery of postal materials restricted by national laws and regulations and postal industry administrative departments shall be handled by both parties in accordance with national laws and regulations and provisions of postal departments.

4.2.2 Party B shall have the right but not the obligation to examine the actual value (or declared value) of the postal materials delivered by Party A. If it is found that the insured price of Party A is higher than the actual value of the goods, Party B shall have the right to request Party A to reduce the insured amount.

4.2.3 Party B shall ensure that the mail sent by Party A is processed and sent in time without delay.

4.2.4 Party B shall, according to the requirements of Party A, provide a detailed list of postage charges for each cycle on time.

4.2.5 When Party B’s staff enters Party A’s residence (or workplace), they shall comply with Party A’s relevant regulations according to law.

4.2.6 Due to the sharp increase in business volume during traditional festivals, large-scale e-commerce promotion activities, special weather and the short period of time formed under the control of government departments, which exceeds the conventional processing capacity, and the business delivery demand peaks with certain periodicilities (such as Double 11, Double 12, Spring Festival, Mid-Autumn Festival, special weather and the business peak period formed under the control of government departments) are formed. Hereinafter referred to as “Business peak period” or “peak period”) and in case of policy adjustment by the state or superior department of Party B or the needs of Party B’s operation and management, Party B shall have the right to adjust its operation mode and tariff rate upon prior written notice to Party A. The business incurred by Party A upon receipt of the notice from Party B shall be executed according to the adjusted operation mode and tariff rate. If Party A has any objection to the adjustment made by Party B, it shall give timely feedback to Party B on the day of receipt of the notice. If no agreement can be reached between the two parties, Party B may suspend receipt and delivery.

4.2.7 If Party B does not provide time commitment service during peak business hours, and the mail delivery time of standard business is 2-3 days or more late than the normal time, Party B shall not be liable for time delay during peak business hours.

第6页共18页

Article 5 Compensation for mail loss

5.1 If Party A’s mail is lost, short, damaged or delayed due to reasons attributable to Party B, it shall be compensated according to the following standards:

1.1 Compensation standards for lost or damaged mail shall be based on the insured amount. In case of partial damage or shortage, the insured amount shall be proportional to the insured amount, but the maximum amount of compensation shall not exceed the declared value. At the same time, the basic fee already collected shall be refunded.

5.1.2 In case of loss, damage or shortage of uninsured international speedpost mail, the compensation shall be based on the actual loss and shall not exceed one time of the basic postage paid. At the same time, the basic charge already paid shall be refunded.

5.1.3 Uninsured international E express mail lost, damaged, short, according to the actual loss compensation, but each maximum (2* first weight charge +2 yuan /50g), and return the sender paid postage. After payment of compensation, if the mail originally thought to have been lost is found again, Party B shall notify Party A to return the compensation and collect the mail.

5.1.4 For international express mail and international E Express mail, if it is confirmed that the relevant mail has been delayed through inquiry and the sender requests compensation, the compensation shall be 50% of the basic tariff of the mail.

5.1.5 International E parcel, international E parcel, registered international parcel and ordinary international parcel do not provide compensation service for the time being; If Party A and Party B have otherwise agreed in writing, such agreement shall apply.

5.1.6 International e-Subao and international non-postal channels shall indemnify according to the standards agreed by the channel operators

5.1.7 The compensation for insured mails whose declared value is inconsistent with the insured value shall follow the principle of “low but not high”. If Party A’s declared value is higher than the actual value, Party B shall not be liable for the excess value; If Party A’s stated value is lower than the actual value, Party B shall not be liable for the part of the actual value exceeding the stated value.

5.2 The compensation for mail loss shall be paid by Party B to Party A through bank transfer, and Party A shall not deduct it from the postage. Party A shall first pay the postage fee and then apply for compensation for the postage incurred by the compensation mail. The loss or damage of the mail, KPI assessment and other abnormal circumstances shall not affect the confirmation of the statement and fee settlement by both parties.

5.3 If the accumulated compensation amount of Party B (excluding the compensation amount caused by Party B’s responsibilities) exceeds /% of the accumulated expenses payable by Party A, Party B has the right to stop receiving and sending and terminate the business contract.

Article 6 Indemnity exemption clause

6.1 Party B shall not be liable for any damage, loss, delay in delivery or failure to deliver the goods due to the following reasons:

6.1.1 Due to the fault of Party A and the recipient, if Party A fails to truthfully declare the delivery information, the delivery delivered by Party A is prohibited or restricted by laws and regulations, and shall be confiscated by the state administrative organ or disposed of in accordance with relevant laws and regulations; Where the addressee delays in picking up the consignor or other items.

6.1.2 Party B shall be liable for compensation if Party A’s mail is lost, the contents are short or damaged due to Party B, except for the following circumstances: 6.1.2.1 The outer package is in good condition, but the contents are short or damaged, and the recipient does not raise objections when signing.

6.1.2.2 Loss or delay of the mail is caused by the fault of Party A or the recipient or the reason of the sent goods.

6.1.2.3 The mail is lost or delayed due to incomplete or incorrect name and address of the sender filled in by Party A and the sender.

6.1.2.4 Any other loss or indirect loss caused by loss, shortage, damage or delay of the mail.

第7页共18页

6.1.2.5 for loss in excess of the portion above the Posting limit.

6.1.2.6 The mail is detained, confiscated or destroyed by the country of destination in accordance with its domestic laws.

6.1.2.7 Party A fails to inquire about and claim compensation for international EMS and international E ems within 4 months from the date of mailing.

6.1.2.8 The time limit is delayed due to the peak business period.

6.1.3 Force Majeure: Neither Party shall be liable for any delay or non-performance of its obligations under this Contract caused by government acts, wars, natural disasters, quarantine restrictions, strikes, embargoes, earthquakes, unusually bad weather and other similar objective factors that are unforeseeable, insurmountable or unavoidable. However, the Party suffering from force majeure shall take positive measures to prevent the expansion of losses, failing which, it shall be liable for the expansion of losses. Either party shall take positive measures to prevent the expansion of losses after being notified by the other party (or informed by other means) of the occurrence of force majeure, failing which, it shall be liable for the expansion of losses. If the party suffering from force majeure requests for exemption from liability, after the event of force majeure, it shall promptly attach relevant certification materials of the actual occurrence of force majeure, otherwise, the other party has the right to resist force majeure exemption.

Article 7 Confidentiality Clause

7.1 Confidential information refers to all the information disclosed by the disclosing party to any third party in accordance with the following methods, which is not known to the public, including but not limited to design, operation process, IT information, management know-how, market information, customer list, business strategy, financial report, data, models, samples, drafts, technologies, methods and other information as well as the relevant ideas and concepts Concepts and techniques.

7.2 Either Party shall ensure that it shall take all necessary measures to keep confidential the confidential information disclosed by the other Party to itself and shall not make public or disclose it to any third party without the prior written consent of the other party. Neither party shall use the Confidential Information except for the business purpose stipulated herein.

7.3 The term of effect of this Clause shall expire until the Confidential Information becomes non-confidential information (including the information that the Confidential Information party has made public and officially disclosed by the government).

Article 8 Dispute resolution and application of law

8.1 Dispute Resolution

8.1.1 Any dispute arising out of this contract shall be settled by both parties through friendly negotiation. If no agreement can be reached through negotiation and either party seeks legal remedy, the people’s court where Party B is located shall have jurisdiction. The litigation costs shall be borne by the losing party. 8. During the proceeding of the lawsuit, except for the part in dispute between the parties, the other parts of this contract shall remain valid and shall continue to be performed by both parties.

8.1.2 For matters not covered herein, both parties shall negotiate amicably. After reaching a consensus through consultation, both parties shall sign a supplementary agreement separately. In case of any inconsistency between this contract and the supplementary Agreement, the supplementary agreement shall prevail. The Contract, its annexes and matters not specified in the Supplementary Agreement shall be executed in accordance with the relevant laws, regulations and policies of the People’s Republic of China.

8.2 Applicable Law: This Contract shall be governed by and construed in accordance with the laws of the People’s Republic of China.

第8页共18页

Article 9 Validity and Duration

9.1 The Contract shall be valid from August 18, 2023 to August 17, 2024: Without any other written agreement, the same business of this Contract shall be performed before the contract takes effect or after the expiration of the contract term.

9.2 This Contract is made in triplicate, with Party A holding one copy and Party B holding two copies. Each copy shall have the same legal effect.

Article 10 Miscellaneous

Appendix 1: Security Agreement (Responsibility) of China Post Group Co., LTD

Attachment 2: Notice on the use of ecological and environmental protection mail Packaging materials

Party A: Chenge International Supply Chain (ShenL Co., LTD	Party B: China Post Express Logistics Co., LTD

(stamped)	Dongshi Fengong Li (Photo))

Legal (or authorized)	Statutory (or authorised) Represent
signature ling	ative Large Signature Date: 2023
Dated: August 18, 2023	8A18B

第9页共18页

附件1:

China Post Group Co., LTD. Security Agreement (Responsibility) for delivery business

Party A (Client) : Chengtian International Supply Chain (Shenzhen) Co., LTD

Party B: E Branch of China Post Express Logistics Co., LTD

In order to ensure the safety of postal delivery business, prevent prohibited items and over-limited items from entering postal delivery channels, and jointly maintain the cooperation interests, brand image and safe and smooth delivery channels of both parties. It is prohibited to cause unnecessary losses due to illegal delivery of prohibited goods or goods beyond the limit of delivery, non-standard real-name receipt and delivery, non-standard receipt and delivery inspection. According to the Postal Law of the People’s Republic of China, the Anti-Terrorism Law of the People’s Republic of China, the Interim Regulations on Express Delivery, the Regulations on the Administration of Articles Prohibited from Posting and Delivery, and the Measures for the Safety Supervision and Administration of the Postal Industry, the Measures of the Customs of the People’s Republic of China for the Supervision and Control of Import and Export Postal Articles, and the Law of the People’s Republic of China on the Import and Export Animal and Plant Quarantine The Measures of the Customs of the People’s Republic of China for the Supervision of Personal Postal Articles Sent to Hong Kong and Macao and other laws, administrative regulations and relevant provisions, on the basis of equality and voluntariousness, the parties sign this Agreement (Responsibility) and strictly abide by it.

1. Responsibilities of both Parties

The client/bulk client must sign this Agreement (Liability). Both parties shall strictly abide by the terms of the Agreement and earnestly fulfill their responsibilities and obligations. The mail can be sent and delivered within the validity period of the Agreement.

Ii. Responsibilities of Party A

(I) Strictly abide by the real-name system

1. The agreement customer/bulk customer shall provide the original of the valid business license and valid identity certificate of the legal representative and other principal credit certificates to Party B for verification, and the copy shall be archived with this Agreement (Responsibility).

2. The business license, valid ID card of legal representative and other subject credit information provided by agreement customers/ bulk customers shall be accurate, traceable and traceable (including information such as certificate type, body ID number and name).

3, the name of the sender/sender and other information must be consistent with the business license, legal representative valid identity documents, the main body credit documents. Warehouse store separation and other e-commerce customers, the agreement to supplement the e-commerce platform store name and warehouse address.

(2) Strictly abide by the provisions of prohibited mailing.

1, Party A undertakes to prohibit the delivery of the following articles (including substances)

(1) guns (including imitation products, main parts and components) ammunition

① Guns (including imitation products, main parts) : such as pistols, rifles, submachine guns, anti-riot guns, air guns, shotguns, sports guns, anesthetic injection guns, steel ball guns, tear gas guns, etc.

② Ammunition (including imitation products) : such as bullets, bombs, grenades, rockets, flares, incendiary bombs, smoke (fog) bombs, flares, tear gas bombs, gas bombs, mines, grenades, artillery shells, gunpowder, etc.

(2) Control apparatus

① Control tools: such as daggers, three-edge scrapers, spring knives with white lock devices (jump knives), other similar single blade, double blade, three-edge pointed knives, etc.

② Other: such as, tear gas, electric shock device, etc.

第10页共18页

(3) Explosive items

① Explosive equipment: such as explosives, detonators, fuses, detonating cords, blasting agents, etc.

2 Fireworks: such as fireworks, firecrackers, breaking guns, crackers, smashing guns, color drug bombs and other fireworks and black powder, fireworks, issuing paper, ignition line.

③  Others: such as propellant, propellant, nitrocellulose, electric ignition, etc.

(4) Compressed and liquefied gas and its container

① Flammable gases: such as hydrogen, methane, ethane, butane, natural gas, liquefied petroleum gas, ethylene, propylene, acetylene, cigarette lighters, etc.

② Toxic gases: such as carbon monoxide, nitric oxide, chlorine and so on

③ Explosive, asphyxiating and combustion gases, such as compressed oxygen, nitrogen, hydrogen, gas, aerosol.

(5) Flammable liquid

Such as gasoline, diesel, kerosene, tung oil, acetone, ether, paint, raw paint, benzene, alcohol, rosin oil, etc.

(6) Flammable solids, spontaneous combustion substances, flammable substances in contact with water

① Flammable solids: such as red phosphorus, sulfur, aluminum powder, glitter, solid alcohol, matches, activated carbon, etc.

② White burning substances: such as yellow phosphorus, white phosphorus, nitrocellulose (including film), titanium powder, etc

3 Water flammable substances: such as metal sodium, potassium, lithium, zinc powder, magnesium powder, calcium carbide calcium carbide), sodium oxide, potassium cyanide and so on.

(7) Oxidants and peroxides

Such as permanganate, perchlorate, hydrogen oxide, sodium peroxide, potassium peroxide, lead peroxide, chlorate, bromate, nitrate, hydrogen peroxide, etc.

(8) Toxic substances

Such as arsenic, arsenic, mercuride, E compound, cyanide, selenium powder, phenol, mercury, highly toxic pesticides, etc.

(9) Biochemical products, infectious and infectious substances

Such as germs, anthrax, parasites, excreta, medical waste, bones, animal organs, limbs, untanned hides, unmedicated bones, etc.

(10) Radioactive material

Such as uranium, cobalt, radium, plutonium, etc.

(11) Corrosive substances

Such as sulfuric acid, nitric acid, hydrochloric acid, storage batteries, sodium hydroxide, potassium hydroxide, etc.

(12) Narcotic drugs and drug paraphernalia, illicit narcotic drugs and psychotropic substances, and precursor chemicals for illicit purposes

① Drugs, narcotic drugs and psychotropic drugs: such as opium (including millet shells, flowers, bracts and leaves), morphine, heroin, cocaine, marijuana, methamphetamine (methamphetamine), ketamine, methcathin, amphetamine, sodium coffee, fentanyl substances, etc.

② Precursor chemicals: such as piperaldehyde, safrole, safrole oil, ephedrine, pseudoephedrine, hydroxyimine, o-ketone, phenylacetic acid, bromophenylacetone, acetic anhydride, toluene, acetone, etc.

③ Drug tools: such as curling, etc.

(13) Illegal publications, printed matter, audio and video products, etc

Such as reactionary, inciting ethnic hatred, undermining national unity, undermining social stability, propagating cults, religious extremist ideas, obscenity, etc

第11页共18页

Books, publications, pictures, photographs, audiovisual products, etc.

(14) Special equipment

Such as hidden eavesdropping equipment, thieving equipment, burst receiver and transmitter, one-time password book, cipher writing tools, electronic monitoring and interception equipment for obtaining information, etc.

(15) Illegally forged articles

Such as forged or altered currency, certificates, official seals, etc.

(16) infringement of intellectual property rights and counterfeit and shoddy goods

Infringement of intellectual property rights: including but not limited to infringement of patent rights, trademark rights, Copyrights of books, audiovisual products, video products and a series of infringing products.

② Fake and shoddy products: including but not limited to fake and shoddy food, medicine, children’s articles, electronic products, cosmetics, textiles, leather bags, clothing, shoes and hats, luxury goods imitation brand and a series of fake and shoddy products.

(17) Endangered wild animals and products thereof

Such as ivory, tiger bone, rhino horn and their products, etc.

(18) Entry and exit articles are prohibited

If food, medicine or other articles are harmful to human and animal health, come from epidemic areas or can spread diseases: documents, materials and other articles involving state secrets.

(19) Other articles

Catalogue of Dangerous Chemicals, List of Civil Explosives, List of Dangerous Chemicals that are Easy to Make Explosive, Classification and Variety Catalogue of Precursor Chemicals Articles specified in the List of Prohibited Entry and Exit Items of the People’s Republic of China, Category I and II pathogenic microorganisms specified in the List of Pathogenic Microorganisms Transmitted between Humans, and other articles prohibited by laws, administrative regulations, The State Council and relevant departments under The State Council for delivery.

2, Party A undertakes that the following items shall not be sent or delivered by airmail

In addition to the above 19 categories of articles, all kinds of electronic products and magnetic articles are also prohibited by airmail.

(1) Batteries

Such as all kinds of dry batteries, storage batteries, lithium batteries, solar cells and so on.

(2) Electronic products

Such as mobile phones, tablets, laptops, MP3 (MP4/MP5), electronic blood pressure monitors, cameras, camcorders, etc.

(3) Magnetic items (magnetic items without degaussing protective packaging)

Such as banknote detector, sound, carbon steel, magnets and so on.

Note: 1 After the approval of the report and in line with the Shanghai aviation standards of the agreement customer’s lithium battery mail can be transported on the Shanghai air, all stamped (paste) “lithium battery mark” stamp.

② It does not violate the relevant provisions of the International Air Cargo Association (IATA) and the International Civil Aviation Organization (ICAO) on the prohibition of Posting and delivery of articles.

3. Party A undertakes not to send goods beyond the delivery limit

(1) Each piece of cigarettes and cigars shall be limited to two pieces (400 pieces) (400 pieces if both are sent together). Each person shall be limited to one piece at a time. Multiple pieces or multiple times are not allowed to be sent at a time.

(2) The limit of tobacco and tobacco leaves is 5 kg each time, the two kinds of combined mailing shall not exceed 10 kg, and the limit of one piece per person is no More than one piece or multiple times must be sent at one time.

第12页共18页

Note: It is prohibited to send any tobacco, tobacco products and e-cigarettes by international export mail or express mail.

(3) Alcohol content shall not exceed 70%, and can be properly packaged by land delivery, with a limit of 10 bottles (net content less than 5L) each time.

4, Party A undertakes not to send any articles prohibited by the International Postal Union

(1) Any dangerous articles which are explosive, inflammable, corrosive, toxic, strong acid, alkali and radioactive. Such as detonators, gunpowder, firecrackers, gasoline, alcohol, kerosene, tung oil, raw paint, matches, pesticides, etc.

(2) Narcotic drugs and psychotropic substances.

Such as opium, morphine, cocaine (high root), etc.

(3) Items prohibited by national law from circulation or delivery.

Such as arms and weapons, national or foreign currency, etc.

(4) perishable items.

Such as fresh fish, fresh meat, etc. (has been properly packaged, such as cold preservation, and the delivery time limit to meet the requirements of product characteristics of the non-prohibited fresh mail, excluding this limit)

(5) Articles that interfere with public health.

Such as bones (including cremated ashes), untanned hides, unmedicated bones, etc.

(6) reactionary newspapers and books, propaganda materials, and obscene or indecent articles.

(7) all kinds of living animals.

5, Party A undertakes not to post or deliver any inward or outward articles expressly prohibited by the Customs

(1) All kinds of weapons, imitation weapons, ammunition and explosive articles.

(2) Counterfeit currency and counterfeit securities.

(3) Printed matter, film, photograph, record, film, audio cassette or video harmful to China’s politics, economy, culture or morality

Tape, laser video disc, computer storage media and other articles.

(4) various potent poisons.

(5) Opium, morphine, heroin, marijuana, and other addictive narcotics and psychotropic substances.

(6) Animals, plants and their products that carry dangerous bacteria, pests and other harmful organisms.

(7) Food, medicine or other articles harmful to human and animal health, from epidemic areas and capable of spreading diseases.

(8) manuscripts, printed materials, films, photographs, records, films, audio tapes, videotapes and laser images that involve state secrets

Discs, computer storage media and other articles

(9) Precious cultural relics and other writing materials prohibited from leaving the country

(10) endangered or precious animals and plants (including specimens) and their seeds and propagating materials.

(11) national currency.

(12) Foreign currencies and their marketable securities.

Note: Strictly abide by the Measures of the Customs of the People’s Republic of China on the Control of Import and Export Postal Articles, the Law of the People’s Republic of China on the Import and Export of Animal and Plant Quarantine, the Measures of the Customs of the People’s Republic of China on the Control of Personal Postal Articles Sent to Hong Kong and Macao, and other prohibitions applicable to China, destination countries or potential transit countries, such as import and export control, international transport, commercial, financial and service trade Mailing regulations.

第13页共18页

6, Party A undertakes to observe the export articles expressly restricted by the Customs

(1) Gold, silver and other precious metals and their articles;

(2) radio transceivers and communication security machines;

(3) valuable Chinese medicinal materials;

(4) General cultural relics:

(5) other articles whose exit is restricted by the Customs. For details, please refer to the Regulations on Prohibited shipment, which are also available on the official website of the customs http://www.customs.gov.cn, except as expressly stipulated by China Post.

Description of prohibited items: In view of the inability to list all items that can have an impact on the security of mail Posting and delivery, this paper only focuses on the main categories of prohibited items that are frequent and easy to send, and fails to cover all the catalogs of goods (or articles) that are prohibited to send. Any dangerous goods (including but not limited to the items listed above) that are harmful to public security and mail security shall not be posted and delivered. All items exceeding the limit shall not be posted and delivered.

3. The receiving and delivery inspection system shall be strictly observed

1. Party A’s personnel responsible for Posting and delivery shall firmly establish the safety awareness of Posting and delivery.

2. Party A’s personnel in charge of Posting and delivery shall be familiar with the contents of prohibited Posting, real-name system of Posting and delivery, receipt and delivery inspection system and operation specifications.

3. Party A shall carefully cooperate with the inspection work of the sent goods, ensure that the inspection is in accordance with the requirements, ensure that the sent goods meet the requirements, ensure that the sent goods must not belong to the prohibited goods, do not exceed the scope of the restricted goods and comply with the goods sent and delivered as stipulated in the contract.

4. During major activities, production season and other special periods, Party A shall strictly comply with the relevant requirements of the relevant national regulatory authorities and postal enterprises, and implement the provisions of prohibited mailing restrictions during special periods such as activities and peak seasons, as well as the requirements of real-name system and receipt and delivery inspection.

(IV) Strictly implement the receiving and mailing specifications

1. It is prohibited to send and deliver oversized, overweight, irregular and other extra-standard mail. Express packages shall not exceed 20 kg, and the longest side shall not exceed 1 meter; Express mail must not exceed 40 kg and the longest single side must not exceed 1.5 meters.

2. Blister items shall strictly comply with Party B’s blister measurement standards.

3. The size and weight standards for receiving and shipping through international commercial channels are not subject to the above conditions, but shall be strictly implemented in accordance with the operating standards agreed by both parties.

(5) Strict implementation of packaging requirements

1. If the goods are self-packaging, ensure that the packaging is proper, should meet the requirements of mail packaging, according to the nature of the goods sent, weight, shape, distance and mode of transport, the selection of appropriate packaging materials for proper packaging.

2. Prevent the cover from breaking and the inner parts from being exposed; Prevent deformation of the cover material; Prevent possible injury to handlers; Preventing contamination or damage to other mail or postal equipment; And prevent damage due to collision, friction, shock, or pressure or weather effects during delivery.

(VI) Party A undertakes to accept Party B’s mail inspection and security inspection

1. Truthfully fill in the relevant information, including the name and telephone number of the sender and recipient and the name, category and quantity of the goods delivered, etc., without concealing or falsely reporting the name and quantity of the goods.

2, in accordance with relevant business regulations and requirements, accept Party B’s inspection of the documents and contents of the articles (except the contents of the letter)

3. Party B shall provide relevant safety certificates issued by authoritative departments for any suspicious articles that Party B thinks may be safe. For the delivery of articles subject to national delivery control, the relevant transportation license certificate must be issued.

4. Strengthen the safety management of the unit and related personnel in mail delivery, and accept the mail safety training and supervision and inspection of Party B.

第14页共18页

(VII) Party A undertakes to abide by the Civil Code of the People’s Republic of China, Postal Law of the People’s Republic of China, Interim Regulations on Express Delivery and Prohibition Regulations on the Administration of Non-Posting and Delivery Articles, Measures for the Supervision and Administration of Postal Industry Safety, Anti-Terrorism Law of the People’s Republic of China, and Measures of the Customs of the People’s Republic of China for the Supervision and Control of Import and Export Postal Articles The Entry-Exit Animal and Plant Quarantine Law of the People’s Republic of China, the Measures of the Customs of the People’s Republic of China for the Supervision of Personal Postal Articles Sent to Hong Kong and Macao and other laws, regulations, rules and normative documents and the relevant provisions of the policies and systems of the Ministry of Public Security, the National Health Commission, the State Food and Drug Administration and other government departments and Party B Group companies

(VIII) Party A undertakes to comply with the temporary control requirements of articles sent to the place where the major event is held (controlled area, including through transfer) during the event or conference, in case of major events or conferences at home or abroad.

Iii. Responsibilities of Party B

(I) Strictly implement the real-name system of receiving and mailing

Carefully verify the name of the sender/sender and other information, must be consistent with the business license, legal representative valid identity documents and other credit documents. Such as found inconsistent or inputting certificate type, name, certificate number and other information does not match, will not be accepted and sent. Resolutely put an end to “fake real names”.

(2) It is strictly prohibited to receive or send prohibited or over-restricted articles

1. It is strictly prohibited to accept and send prohibited articles and beyond the limit into the delivery channels, and prohibited to accept and send firearms and ammunition (including imitation products, major parts and components, toys), controlled appliances, flammable and explosive articles, dangerous chemicals, radioactive substances, corrosive substances, illegal publications, toxic substances, drugs and drug tools, alcohol, lighters, hand warmers containing prohibited substances and other prohibited articles

2. It is strictly prohibited to illegally send or send wildlife and their products.

3. It is strictly prohibited to send cigarettes, cigars and other restricted articles beyond the limit.

(3) Strictly implement the receiving and Posting inspection system

1. Strictly implement the acceptance and delivery inspection requirements to prevent odd delivery and entrainment of prohibited items.

2. When the user sends the letter, it is polite to ask the user to open it for inspection when necessary (suspected of containing the prohibited items), but it is not allowed to check the content of the letter.

3, to carefully verify the electronic sheet (detail sheet) information, to ensure that the sender, recipient, sent items, quantity and other information and the physical and business contract indicated the name of the item.

4, the inspection of all qualified mail, must be stamped (paste) one by one “has been inspected” stamp, clear inspection responsibility.

5, for prohibited items and beyond the limit of items, can not confirm the security of the items and the sender refused to inspect the items, will not be accepted and sent.

Iv. Party A shall be dealt with for breach of contract

(1) Party A agrees that Party B will deal with prohibited items in the following ways and bear a series of consequences including but not limited to confiscation of goods, administrative punishment and even legal proceedings arising therefrom. Party A shall not exempt Party A from delivery charges if Party A’s goods are damaged due to the following reasons.

1. If Party B finds any weapons, ammunition and other goods, it shall immediately notify the public security department to deal with them, evacuate personnel, maintain the site and report to the local postal supervision department.

2. If Party B finds all kinds of radioactive substances, biochemical products, narcotic drugs, infectious substances and potent poisons, it shall immediately notify the anti-chemical and public security departments to deal with them according to the emergency plan and report to the local postal supervision department.

第15页共18页

3. Party B finds all kinds of inflammable, explosive and other dangerous goods, which are found in the receiving and mailing process, shall not be accepted and sent: if found in the forwarding process, the forwarding shall be stopped; If it is found in the delivery link, it shall not be delivered. Dangerous goods should be stored in isolation. The dangerous goods which are prone to harm should be notified to the public security department and reported to the local postal supervision department, and measures should be taken to destroy them. Where pollution needs to be eliminated, it shall be reported to the department of health and epidemic prevention for handling.

4. Party B shall promptly notify the public security, national security and press and publication departments to deal with any publications, propaganda materials and printed matter that endanger national security and social and political stability, and report to the local postal supervision department.

5. If Party B finds any articles that are harmful to public health and perishable articles, it shall notify the sender to take them back within a specified time according to the circumstances. If it fails to notify the sender to take them back, it may destroy them on the spot.

6. Party B shall notify the sender to take back any improper packing which may endanger personal safety, contaminate or damage other items and equipment delivered by Party B after finding it in the receiving and mailing process. If it is found in the course of transfer or delivery, it shall be properly handled according to the specific circumstances.

7. Party B shall hand over the goods prohibited from entering or leaving the territory to the Customs for disposal. In other cases, Party B may notify the relevant government supervision department for handling.

8. If Party A sends prohibited items or items exceeding the delivery limit, it shall deduct RMB/per item from the assessment and settle the payment ten working days from the date of discovery and deposit it into the public account designated by Party B.

9. If Party A violates the relevant provisions of prohibited postal items and causes losses to Party B, third parties, and the public, it shall voluntarily assume all legal responsibilities and compensate for all losses caused to Party B and third parties, and agree that Party B shall not waive the fees payable for normal delivery of the corresponding mail.

(2) If Party A violates the provisions of this Agreement, Party B has the right to unilaterally stop Posting and delivery; If the circumstances are serious, Party B shall have the right to unilaterally terminate this Agreement in addition to assessing and compensating for losses in accordance with the above provisions.

Human Resources Shenzhen

Party A: Chengtian International Supply Chain (Shenzhen) Co., LTD	China Post Express Logistics Co., LTD
Municipal Branch Office (Seal)

Party B:

Legal representative:	Authorized Representative
Authorized Representative:

Date: August 18, 2023 Legal Representative	Date: August 18, 2023

第16页共18页

附件2:

关于使用生态环保邮件包装材料的告知书

Dear - Chengtian International Supply Chain (Shenzhen) Co., LTD. :

With the deepening of ecological and environmental governance, the state has successively promulgated the Law of the People’s Republic of China on the Prevention and Control of Environmental Pollution by Solid Waste, the Measures for the Safety Supervision and Management of Postal Delivery, and the Code for Green Packaging of Express Mail of the State Post Bureau, and other laws and administrative regulations, further clarifying the main responsibilities of e-commerce and express delivery enterprises in ecological and environmental governance. According to the “State Post Bureau of Mail express green packaging Code” article 24 “Agreement users to provide mail express packaging supplies and tape, delivery enterprises should inform them in writing”, our company is hereby informed as follows:

1. Prohibited agreement

1, should abide by the relevant state prohibition, restriction of the use of non-degradable plastic bags and other disposable plastic products, shall not use heavy metals, solvent residues and other specific substances of poor quality packaging bags.

2, mail express plastic bags, the total amount of lead, mercury, cadmium, Ming shall not exceed 100 mg/kg, benzene solvent residues shall not exceed 3 mg/square meters.

3, in the envelope, packing box, stuffing, ordinary tape, the total amount of lead, cadmium, chromium shall not exceed 100 mg/kg. Toxic substances, expanded polystyrene and other substances harmful to human health and ecological environment shall not be used as fillers.

4, under the premise of meeting the needs of delivery, should prevent the number of packaging layers too much, the void ratio is too large. Mail express package void ratio should not exceed 20% in principle.

5, do not use tape on the envelope and packaging bag with adhesive function design.

6, cover, packaging boxes, packaging bags and other packaging products to avoid full-plate printing, printing area does not exceed 50% of the total surface area

7, the irregular shape of the internal part or the size of the use of more than the specified range of packaging boxes, under the premise of ensuring the safety of delivery, to avoid excessive packaging, packaging at will. The use of tape should use “one” “+” and “+” font packaging, to avoid “wrapping zongzi” type packaging.

Second, encouraging conventions

1, encourage the use of full biodegradable plastic bags that meet national standards.

2, the use of packing boxes, should be based on the maximum quality of the contents and the maximum comprehensive internal size of the selection of the appropriate type of packing boxes.

Encourage priority procurement of non-tape-free packing boxes or the use of degradable substrate tape instead of ordinary tape.

4, when there are more than one item in the same package, it should be packaged according to the principle of “heavy not light, large not small”. 5

5, when using filler, priority should be given to the use of degradable material filler.

As agreed by both parties, we hope that your company can fulfill the obligations and responsibilities related to ecological and environmental protection. If the packaging provided by your company does not meet the requirements and refuses to cooperate with the replacement, our company will not receive and send.

We hereby inform you that                                      an                     Dongguan Branch of China Post Express Logistics Co., LTD. (Stamp)

18E, August, 023

第17页共18页

Notice return receipt,

China Post Express Logistics Co., LTD. Dongguan Branch:

We have received your “Notice on the use of ecological and Environmental Protection Mail Packaging Materials”, and we will cooperate with you.

Customer: International Supply Shenzhen Co., LTD. (Signature)

Legal Representative or Authorized Representative Peng Bei: Yes

Date: August 8, 2023

Please return this page in time and we will keep it on file for future reference.

第18页共18页